UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      March 1, 2006

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 24, 2006, The DIRECTV Group, Inc., or DIRECTV, entered into an agreement to purchase a total of 100 million shares of its common stock, at $15.50 per share in cash, from the General Motors Special Hourly Employees Pension Trust, the General Motors Special Salaried Employees Pension Trust and the Sub-Trust of the General Motors Welfare Benefit Trust (collectively, the “GM Employee Benefit Plans”).  The United States Trust Company of New York, acting as Trustee, executed this agreement on behalf of the GM Employee Benefit Plans.

The transaction is expected to be completed on March 3, 2006.  The GM Employee Benefit Plans currently hold an aggregate of approximately 215 million shares representing approximately 15.5% of the outstanding shares of DIRECTV.  After completion of this transaction, the GM Employee Benefit Plans will hold an aggregate of approximately 115 million shares of DIRECTV common stock, which will represent approximately 9 percent of the then outstanding shares.  DIRECTV will use available cash or cash equivalents for this transaction.

Attached as Exhibit 10.1 is the agreement with the GM Employee Benefit Plans and as Exhibit 99.1 is a press release issued by DIRECTV with regard to the above described transaction.

ITEM 9.01                                       Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                           Letter Agreement dated February 24, 2006 between The DIRECTV Group, Inc. and United States Trust Company of New York acting in its capacity as independent trustee for the General Motors Special Hourly Employees Pension Trust, the General Motors Special Salaried Employees Pension Trust and the Sub-Trust of the General Motors Welfare Benefit Trust.

99.1                           Press Release dated February 27, 2006 relating to purchase of shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: March 1, 2006	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Letter Agreement dated February 24, 2006 between The DIRECTV Group, Inc. and United States Trust Company of New York acting in its capacity as independent trustee for the General Motors Special Hourly Employees Pension Trust, the General Motors Special Salaried Employees Pension Trust and the Sub-Trust of the General Motors Welfare Benefit Trust.

99.1	Press Release dated February 27, 2006 relating purchase of shares.